Registration No. 333-160495

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

Gerber Scientific, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut	06-0640743
(State or Other Jurisdiction of	(I.R.S. Employer Identification Number)
Incorporation or Organization)

24 Industrial Park Road West
Tolland, CT  06084
860-870-2890

 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William V. Grickis, Jr.
Senior Vice President, General Counsel and Secretary
24 Industrial Park Road West
Tolland, Connecticut 06084

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:  Not applicable.  This Post-Effective Amendment No. 1 relates to the deregistration of unsold securities.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1, filed by Gerber Scientific, Inc., a Connecticut corporation (the “Company”), relates to the Company’s Registration Statement on Form S-3 (File No. 333-160495) (the “Registration Statement”).

On August 22, 2011, pursuant to the Agreement and Plan of Merger, dated as of June 10, 2011, among the Company, Vector Knife Holdings (Cayman), Ltd., a Cayman company (“Parent”), and Knife Merger Sub, Inc., a Connecticut corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

In connection with the transactions contemplated by the Merger Agreement, and in accordance with an undertaking made by the Company in the Registration Statement, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statement that remain unsold as of the date hereof, including the Company’s debt securities, common stock, preferred stock, depositary shares, warrants, rights and units.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tolland, State of Connecticut, on August 23, 2011.

GERBER SCIENTIFIC, INC.
By:	/s/ Marc T. Giles
Marc T. Giles
President and Chief Executive Officer
(Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Marc T. Giles	President, Chief Executive Officer and Director	August 23, 2011
Marc T. Giles	(Principal Executive Officer)

/s/ Michael R. Elia	Executive Vice President, Chief Financial Officer and Chief Accounting Officer	August 23, 2011
Michael R. Elia	(Principal Financial Officer and Principal Accounting Officer)

/s/ Alex Slusky	Director	August 23, 2011
Alex Slusky

/s/ Amish Mehta	Director	August 23, 2011
Amish Mehta

/s/ David Baylor	Director	August 23, 2011
David Baylor